Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                            OF AMEN PROPERTIES, INC.
                         PURSUANT TO 18 USC SECTION.1350
                         -------------------------------

In connection with the quarterly report of AMEN Properties, Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, John M. James, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the - Securities Exchange Act of 1934, and

(1) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.


                                              /s/ John M. James
                                       -----------------------------------------
                                       John M. James, Chief Financial Officer

Date:    May 15, 2005


                                       33